SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 14, 2013

FullCircle Registry, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, KY 40065

(Address of principal executive offices)

Registrant's telephone number, including area code:

(502) 410-4500

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2013, FullCircle Registry, Inc. entered into an Agreement with HFP Capital Markets, LLC, located at 386 Park Ave South, Suite 800, New York, NY 10016.

HFP Capital Markets LLC (“HFP Capital”) is a full service, boutique investment bank that will provide consulting services for the advancement of the FullCircle business model and open up avenues to new private and institutional investors.  In addition, HFP Capital has the ability to provide sourcing of private companies for the purpose of merger and acquisition opportunities for FullCircle.

HFP Capital will provide a team of three advisors to work with the management of FullCircle to advise as necessary on the overall financial mission advancing the FullCircle business model as a holding company acquiring profitable private companies that wish to experience liquidity with availability of additional operating capital.

The term of the agreement is for six months with renewable options at the discretion of the FullCircle board of directors.

A press release and stockholder letter are also released with this announcement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release

99.2 Stockholder Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fullcircle Registry, Inc.

  Date: February 14, 2013

By: /s/ Norman L. Frohreich

Norman L. Frohreich, President